UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) July 14, 2010
CNA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-5823	36-6169860

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 S. Wabash, Chicago, Illinois	60604

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (312) 822-5000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
On July 14, 2010, the principal property and casualty insurance subsidiaries of the registrant, Continental Casualty Company, The Continental Insurance Company, Continental Reinsurance Corporation International, Ltd. and CNA Insurance Company Limited (collectively, the “CNA Insurers”), entered into a Master Transaction Agreement with National Indemnity Company (“NICO”), a subsidiary of Berkshire Hathaway Inc., pursuant to which, at closing, the parties will enter into a Loss Portfolio Transfer Reinsurance Agreement, which will be effective as of January 1, 2010, and certain other related agreements (collectively, the “Agreements”). Under the Agreements: (i) the CNA Insurers will cede their legacy asbestos and environmental pollution liabilities to NICO, up to an aggregate limit of $4 billion, net of collectible third party reinsurance and other recoveries; (ii) the CNA Insurers will pay NICO a reinsurance premium of $2 billion and will transfer to NICO billed reinsurance receivables related to asbestos and pollution claims with a net book value of approximately $200 million; (iii) NICO will deposit approximately $2.2 billion in a collateral trust account as security for NICO’s obligations to the CNA Insurers; (iv) NICO will assume responsibility for certain administrative services, including claims handling, for the ceded asbestos and environmental pollution claims; and (v) Berkshire Hathaway Inc. will guarantee certain payment and performance obligations of NICO.
The closing of the transactions contemplated by the Master Transaction Agreement is subject to the receipt of required regulatory approvals and satisfaction of other closing conditions. The foregoing summary of the Agreements is qualified in its entirety by the terms and conditions of the Agreements. The Master Transaction Agreement (including the forms of the Administrative Services Agreement, the Collateral Trust Agreement, the Loss Portfolio Transfer Reinsurance Agreement and the Parental Guarantee Agreement, as well as the other exhibits to the Master Transaction Agreement) is filed as Exhibit 10.1 to this Form 8-K and is incorporated herein by reference.

ITEM 7.01	REGULATION FD DISCLOSURE.
On July 15, 2010, the registrant issued a press release relating to the Agreements described above in Item 1.01. The press release is furnished as Exhibit 99.1 to this Form 8-K.
The information under Item 7.01 in this Form 8-K is being furnished and shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information under Item 7.01 in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.
     (d) Exhibits:

Exhibit No.	Description
10.1	Master Transaction Agreement, dated July 14, 2010, among Continental Casualty Company, The Continental Insurance Company, Continental Reinsurance Corporation International, Ltd., CNA Insurance Company Limited, National Indemnity Company and, solely for purposes of Sections 5.19 and 7.3(b) thereof, Berkshire Hathaway Inc. (including the forms of the Administrative Services Agreement, the Collateral Trust Agreement, the Loss Portfolio Transfer Reinsurance Agreement and the Parental Guarantee Agreement, as well as the other exhibits to the Master Transaction Agreement).

99.1	CNA Financial Corporation press release, issued July 15, 2010, relating to the Master Transaction Agreement and the other Agreements described above in Item 1.01 (furnished pursuant to Item 7.01 of Form 8-K).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNA Financial Corporation
(Registrant)

Date: July 16, 2010	By	/s/ D. Craig Mense
(Signature)
D. Craig Mense Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document
10.1	Master Transaction Agreement, dated July 14, 2010, among Continental Casualty Company, The Continental Insurance Company, Continental Reinsurance Corporation International, Ltd., CNA Insurance Company Limited, National Indemnity Company and, solely for purposes of Sections 5.19 and 7.3(b), Berkshire Hathaway Inc. (including the forms of the Administrative Services Agreement, the Collateral Trust Agreement, the Loss Portfolio Transfer Reinsurance Agreement and the Parental Guarantee Agreement, as well as the other exhibits to the Master Transaction Agreement).

99.1	CNA Financial Corporation press release, issued July 15, 2010, relating to the Master Transaction Agreement and the other Agreements described above in Item 1.01 (furnished pursuant to Item 7.01 of Form 8-K).